UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 17, 2025

Amarin Corporation plc

(Exact name of registrant as specified in its charter)

England and Wales	0-21392	Not applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8th Floor, One Central Plaza, Dame Street, Dublin 2, Co. Dublin, D02 K7K5, Ireland	Not applicable
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: + 353 1 6699 020

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
American Depositary Shares (ADS(s)), each ADS representing the right to receive twenty (20) Ordinary Shares of Amarin Corporation plc	AMRN	Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

David Keenan, Ph.D., 58, who has been serving as Amarin Corporation plc's (the “Company”) Executive Vice President, Technical Operations and President of Europe, was appointed as Executive Vice President, Chief Operating Officer ("COO") for the Company, effective October 17, 2025.

Dr. Keenan joined Amarin in May 2022 as Senior Vice President, Technical Operations with global responsibility for the management of manufacturing, supply chain, technical operations and quality. In July 2023, Dr. Keenan was promoted to Executive Vice President, expanding his existing responsibilities to further include management of Amarin’s European operations. David has over 30 years of leadership experience in the Biopharmaceutical and Medical Device industries. He brings deep expertise across operations and quality management, technical operations, commercial organization management, international M&A and integration, change management, and the establishment of greenfield site operations. Dr. Keenan holds a Ph.D. in Organic Chemistry from Maynooth University and an MBA from Dublin City University. He is also a qualified Chartered Director. In addition to his corporate leadership, he has served as Chair of BioPharmachem Ireland and as President of the Irish Affiliate of ISPE.

There is no change to Dr. Keenan’s compensation as a result of this appointment.

There are no arrangements or understandings between Dr. Keenan and any other persons pursuant to which he was selected for the positions described in this Current Report on Form 8-K. There are also no family relationships between Dr. Keenan and any director or executive officer of the Company, and Dr. Keenan has no direct or indirect material interest in any related party transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Employment Agreement, between David Keenan and Amarin Pharmaceuticals Ireland Limited, dated February 25, 2022*†
10.2	First Amendment to the Employment Agreement, between David Keenan and Amarin Pharmaceuticals Ireland Limited, dated July 17, 2023*†
10.3	Second Amendment to the Employment Agreement, between David Keenan and Amarin Pharmaceuticals Ireland Limited, dated October 6, 2025*†
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Management contract or compensatory plan or arrangement.

† Certain personal information in this exhibit has been omitted in accordance with Regulation S-K Item 601(a)(6).

* * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 22, 2025	Amarin Corporation plc

	By:	/s/ Aaron Berg
Aaron Berg
President and Chief Executive Officer